Exhibit 99.2

ALLIANCE MMA 590 MADISON AVENUE NEW YORK, NY 10022 WWW.RUBENSTEINPR.COM RUBENSTEIN PUBLIC RELATIONS CONTACT: KRISTIE GALVANI 212-805-3005 KGALVANI@RUBENSTEINPR.COM

ALLIANCE MMA ANNOUNCES TWO SOLD OUT EVENTS

CAGE FURY FIGHTING CHAMPIONSHIPS AT BORGATA HOTEL CASINO AND SPA

AND COMBAT GAMES AT TULALIP RESORT CASINO

NEW YORK, NY – February 16, 2017 – Alliance MMA, Inc. ("Alliance MMA" or the "Company") (NASDAQ: AMMA), the largest group of regional mixed martial arts (MMA) sports promotions in the U.S., announced today that two of its promotions have sold out this week. Cage Fury Fighting Championships 63 will take place at Borgata Hotel Casino and Spa in Atlantic City on Saturday and Combat Games’ Supreme Showdown 2 will be held at the Tulalip Casino in Tulalip, Washington tomorrow.

Friday’s Combat Games’ show features a main event with two of the Northwest’s most talented heavyweights, as Jordan Currie takes on Thomas Hoeper. Special guest, former UFC light heavyweight champion Lyoto “The Dragon” Machida will be in attendance interacting with fans.

Saturday’s Cage Fury Fighting Championships’ event features three world titles on the line. Zu Anyanwu will take on Shawn Teed for the heavyweight title, Nick Pace will face Ahmet Kayretli for the bantamweight title, and featherweight champion, Jared Gordon will make his first title defense versus Bill Algeo.

Recent sponsors to join select Alliance MMA events include HeadBlade, Inc (www.headblade.com), Hayabusa (www.hayabusafight.com), Hypnotik (www.hypnotik.com and www.mmawarehouse.com), Frog Fitness (www.frogfitness.com), VaporFi (www.vaporfi.com), Alienware (www.alienware.com) and Grubr Eats (www.facebook.com/grubr.eats).

“The best part of my job is getting people in seats nationwide to watch our guys fight and show the crowd all the hard work they’ve put in,” said Rob Haydak, President of Alliance MMA.  “We’re committed to maximizing sponsorships with strong audience and ticket metrics.”

Both events can still be enjoyed on iPPV. Combat Games’ Supreme Showdown 2 can be purchased on www.combatgamesmma.com/live , and Cage Fury Fighting Championships’ 63 can be purchased at www.cffc.tv/live

About Alliance MMA, Inc.

Alliance MMA (NASDAQ:AMMA) is a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts (MMA) fighters who wish to advance to the sport's highest level of professional competition. Alliance MMA's mission is to identify and cultivate the next generation of fighters and champions for the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

With some of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA is also dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for live MMA events, digital media and Alliance MMA fighters.

MMA is the world’s fastest growing sport with worldwide fans of approximately 300 million according to sports marketing research firm Repucom. MMA is a full contact sport that allows a wide range of fighting techniques, including striking and grappling from various martial arts and disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate and Muay Thai. Professional MMA fights are legal and regulated by state athletic commissions in all 50 states.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016, the company completed an initial public offering which culminated in a listing on the NASDAQ stock exchange. Alliance MMA is the only mixed martial arts promotion company that is publicly traded.

For more information visit, www.alliancemma.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.

Contacts

Alliance MMA, Inc.

James Platek, 212-739-7825, x707

Director, Investor Relations

Or

Rubenstein Public Relations

Kristie Galvani, 212-805-3005

kgalvani@rubensteinpr.com